Exhibit 99.(a)(11)

LAZARD RETIREMENT SERIES, INC.

CERTIFICATE OF CORRECTION

        LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The title of the document being corrected is: Articles of Amendment.

        SECOND: The only party to the document being corrected is: Lazard Retirement Series, Inc.

        THIRD: The document being corrected was filed on May 14, 2007.

        FOURTH: (A) Article THIRD of the Articles of Amendment as previously filed is as follows:

“THIRD: The foregoing amendments do not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in foregoing amendments, the total number of shares of stock that the Corporation has authority to issue remains at one billion (1,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million dollars ($1,000,000), classified as follows:

Portfolio

Lazard Retirement U.S. Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement U.S. Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio	50,000,000
Service Shares Common Stock	50,000,000
Investor Shares Common Stock

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Strategic Yield Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

TOTAL	1,000,000,000	”

                 (B) Article THIRD of the Articles of Amendment as corrected is as follows:

“THIRD: The foregoing amendments do not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in foregoing amendments, the total number of shares of stock that the Corporation has authority to issue remains at one billion (1,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million dollars ($1,000,000), classified as follows:

Portfolio

Lazard Retirement U.S. Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement U.S. Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Small Cap Equity Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio	50,000,000
Service Shares Common Stock	50,000,000
Investor Shares Common Stock

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

TOTAL	1,000,000,000	”

             THE UNDERSIGNED, Vice President of Lazard Retirement Series, Inc., who executed on behalf of the Corporation the foregoing Certificate of Correction hereby acknowledges the foregoing Certificate of Correction to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief that any matters and facts set forth herein that are required to be verified by oath are true in all material respects under the penalties of perjury.

        IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of this 22nd day of April, 2008.

LAZARD RETIREMENT SERIES, INC.

By: /s/ Nathan A. Paul
WITNESS:	Name: Nathan A. Paul
Title: Vice President
By: /s/ David A. Kurzweil
Name: David A. Kurzweil
Title: Assistant Secretary